UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2021, Sugarmade, Inc. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with Zarian Hadley, an individual (and for purposes of the MOU, the “Applicant”). The MOU was also witnessed Edward Manolos, an individual (and for purposes of the MOU, the “Finder”).

The purpose of the MOU is to set forth the terms and conditions, scope of work and responsibilities of the parties to the MOU pertaining to a collaboration between the parties for the purpose of obtaining up to three (3) Los Angeles Dept. of Cannabis Regulation (“DCR”) retail delivery-only licenses and related California Bureau of Cannabis Control (“BCC”) licenses as required (each, a “License”, and collectively, the “Licenses”) each as may be awarded to an entity (a “Licensed Entity”). The parties agreed to cooperate on developing and submitting all documentation reasonably necessary to obtain each License in accordance with DCR and BCC regulations, including without limitation, filing all ownership documentation, corporate governance documents or documents required by any government agency, including but not limited to the DCR, BCC and/or the Security and Exchange Commission (“SEC”).

The Company agreed to provide and pay for miscellaneous legal and other compliance services related to the DCR/BCC License application(s), as well as to provide venture financing for any Licensed Entities that result from the efforts of the parties pursuant to the MOU, as well as to finance any related cannabis cultivation, supply or procurement expenses of any such Licensed Entities. In exchange for these services, the Company will be entitled at least a 66.66% equity interest in each Licensed Entity that is created pursuant to the MOU. The Applicant agreed to provide services related to the DCR/BCC License application(s) and any applicable related award process, and, as compensation, will be entitled at least a 33.34% equity interest in each Licensed Entity that is created pursuant to this MOU. Further, the parties agreed that the Applicant will be offered a position in Licensed Entities that result from these efforts, and will be provided voting and profit distribution rights equal to his ownership percentage in such Licensed Entity or Licensed Entities.

While the MOU is binding on the parties, the terms and conditions set forth in the MOU are intended to be implemented by definitive documents containing further material terms and conditions regarding the transactions discussed herein, which shall include all provisions, mechanisms, covenants indemnities, and performances which are reasonably required for the award and operation of the Licenses to be procured (the “Definitive Agreements”). Accordingly, the parties agreed that the Definitive Agreements will further define their rights and obligations set forth in the MOU, and such Definitive Agreements may materially modify the terms and conditions of the MOU, and may replace the MOU entirely. As of the date of this Current Report on Form 8-K, the parties have not yet entered into any such Definitive Agreements.

Pursuant to the MOU, the Company agreed to make certain payments to the Applicant and/or the Finder upon the occurrence of certain events as described below.

Event	Payment	Receiving Party
Execution of Definitive Agreements and submission of each a License application	$50,000.00	Applicant
DCR approval of License application	$75,000.00	Applicant
BCC approval of License application	$75,000.00	Applicant
License award	$50,000.00	Finder

The MOU has an effective date of June 2, 2021 and will expire (i) on the date that the parties enter into one or more specific Definitive Agreements governing the obligations of the parties set forth in the MOU; or (ii) upon the parties’ failure to receive any or all the Licenses sought as set forth in the MOU.

The foregoing descriptions of the terms of the MOU do not purport to be complete, and are qualified in their entirety by reference to the full text of the MOU, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 2.01 regarding the Company’s payment obligations pursuant to the MOU is incorporated by reference herein to this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 10, 2021, Sugarmade, Inc. issued a press release discussing the entry into the MOU, as well as certain other business developments. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be ?filed? for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Memorandum of Understanding
99.1	Press Release of the registrant dated June 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: June 10, 2021	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer